Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2014 (October 8, 2014, as to the effects of the reverse stock split described in Notes 1 and 22), relating to the consolidated financial statements of PRA Health Sciences, Inc. (formerly PRA Global Holdings, Inc.) and subsidiaries as of December 31, 2013 and for the period from September 23, 2013 to December 31, 2013, and the consolidated financial statements of PRA Holdings, Inc. and subsidiaries (the “Predecessor”) for the period from January 1, 2013 to September 22, 2013 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the acquisition of the Predecessor on September 23, 2013), appearing in the Prospectus dated November 12, 2014 filed by PRA Health Sciences, Inc. with the Securities and Exchange Commission on November 12, 2014 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the Registration Statement of PRA Health Sciences, Inc. on Form S-1 (No. 333-198644).

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

November 12, 2014